Exhibit 11(b)	EX-99.906CERT

I, Enrique Chang, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of Munder Series Trust (the “Trust”) each certify that:

1.       This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Enrique Chang

Enrique Chang
President and Principal Executive Officer

Date:	September 3, 2004

By:	/s/ Peter K. Hoglund

Peter K. Hoglund
Vice President and Principal Financial Officer

Date:	September 3, 2004